Exhibit (c)(2)

PROJECT SOLAR

PRESENTATION TO THE BOARD OF DIRECTORS

STRICTLY CONFIDENTIAL | MARCH 27, 2005

THESE MATERIALS MAY NOT BE USED OR RELIED UPON FOR ANY PURPOSE OTHER THAN AS SPECIFICALLY CONTEMPLATED BY A WRITTEN AGREEMENT WITH CREDIT SUISSE FIRST BOSTON.

CONFIDENTIAL

Situation Overview

In May 2004, CSFB was engaged by Solar as its financial advisor in connection with the proposed spin-off of its availability services business (“Allen”). The spin-off transaction was publicly announced on October 4, 2004 and is scheduled to close in the 2nd quarter of 2005 On November 19, 2004, Saturn expressed an interest to acquire Solar for a 20% premium to Solar’s closing stock price ($31.88 per Solar share) (1) Solar’s Board of Directors discussed Saturn’s proposal; Solar’s Board determined that Saturn’s offer was not attractive and insufficient for Solar to not proceed with the spin-off of Allen On November 30, 2004, Saturn offered to acquire Solar for $33.00—$35.00 per Solar share On December 2, 2004, Solar’s Board discussed the second Saturn offer; the Board subsequently authorized Solar management and CSFB to meet with Saturn to understand its proposal and provide preliminary information to Saturn regarding Solar. CSFB and Solar management met with Saturn on December 6, 2004 (2) On December 14, 2004, Solar’s Board of Directors discussed Saturn’s proposal; the Board subsequently authorized Saturn to conduct due diligence so long as Saturn was prepared to proceed on the basis of $35.00 per share or greater Following the Board meeting, Saturn confirmed that it understood the Board’s position and that it was prepared to proceed on that basis On January 5—6, 13—14, and 18, 2005, Saturn performed preliminary financial and technology due diligence on Solar

(1) Closing Solar share price on November 18, 2004 was $26.57.

(2) On December 3, 2004, Saturn and Solar entered into a confidentiality agreement.

CONFIDENTIAL

Situation Overview (Cont’d)

On January 21, 2005 Saturn had an investment committee meeting and subsequently stated on January 25 that its “best and final offer” to acquire Solar is for $35.00 per share On February 1, 2005, Solar’s Board authorized CSFB and Shearman & Sterling, Solar’s outside legal advisor, to commence negotiations with Saturn On February 4, 2005, Saturn agreed to propose a price of $36.00 per share and on February 9, 2005, agreed on principal terms of a transaction, subject to negotiation of definitive documents On the basis of this proposal, Solar’s Board subsequently authorized Solar’s management to negotiate key terms of the management agreement with Saturn. On February 17, 2005, Solar management and Saturn agreed on key terms of the management agreement, subject to negotiation of definitive documents On February 18, 2005, Solar’s Board authorized Saturn to approach four sponsors and form the equity consortium On February 22, 2005, the equity consortium, Saturn plus four other private equity firms, began performing due diligence on Solar with Bain Consulting and Deloitte & Touche Solar’s Board subsequently authorized Saturn to approach the debt financing sources, which include JPMorgan Chase, Citigroup and Deutsche Bank On March 8, 2005, Saturn requested and the Board approved Saturn to approach three additional private equity firms On March 24, 2005, Saturn indicated that four of the other six sponsors plus two new sponsors were part of the final consortium, and confirmed an offer price of $36.00 per share The transaction is expected to close in the 3rd quarter of 2005

CONFIDENTIAL

Preliminary Summary of Transaction Terms

TERM SUMMARY DESCRIPTION

Parties Merger Co and Solar

Consideration $36 per share of Solar common stock in cash

Treatment of Options Accelerated vesting, except for a portion held by certain members of Solar’s management which shall roll-over into NewCo pursuant to the Management Agreement Financing There are no financing conditions, although closing may be delayed for a 15 or 25 business day marketing period for Merger Co’s high yield financing and the transaction is subject to the absence of a Market MAC and a Lender MAC (subject to Merger Co’s reasonable best efforts to obtain comparable substitute financing) Board Recommendations The board of directors of Solar may withdraw, modify, or change in a manner adverse to Merger Co, its recommendation of the Merger, only if it determines in good faith that the failure to do so would constitute a breach of its fiduciary duties and, if there is an alternative acquisition proposal, that such alternative acquisition proposal is a superior proposal; provided, that the board may not withdraw, modify, or change in a manner adverse to Merger Co, its recommendation with respect to a spin-off of one or more of Solar’s businesses unless such spin-off is part of a superior proposal

Conditions to Closing Conditions include:

Receipt of stockholder approval

Expiration/termination of waiting periods under applicable antitrust laws Absence of governmental injunctions or restraints against the Merger Receipt of all material required governmental consents Customary bring down of representations, warranties and covenants to closing Absence of a Market MAC (other than a Market MAC with respect to which Merger Co waives its right to invoke this condition) Absence of a Lender MAC, so long as Merger Co is not in material breach of their obligations to arrange the debt financing Tax Treatment Taxable to Solar’s shareholders Expected Closing Q3 2005 (after Solar shareholder vote)

Source: Based on Shearman and Sterling draft as of March 26, 2005.

CONFIDENTIAL

Preliminary Summary of Transaction Terms (Cont’d)

TERM SUMMARY DESCRIPTION

Material Adverse Change: MAC includes the following carve-outs:

(i) a change in general economic or financial market conditions that does not have a disproportionate effect on Solar (ii) any act of terrorism or war that does not have a disproportionate effect on Solar (iii) the announcement of the execution of the Merger Agreement or the pendency or consummation of the Merger; and

(iv) compliance with the terms of, or the taking of any action required by, the Merger Agreement

Market MAC Any general suspension of trading in, or limitation on prices for, securities on the NYSE for three or more consecutive business days The declaration of a banking moratorium or any suspension of payments in respect of banks in the United States generally for three or more consecutive business days The commencement or material escalation of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States or any of its territories, including any acts of terrorism, domestic or foreign, or a national or international economic or financial crisis that results in a material disruption or material adverse change in United States commercial credit, debt capital or commercial mortgage-backed securities markets for a period of three or more consecutive business days; and Any limitation by any governmental authority which prohibits the extension of credit by banks or other lending institutions in the United States generally that prevents a lender from providing the debt financing for the Merger for a period of three or more consecutive business days

Lender MAC A restriction on lending imposed by a regulatory authority, court or agency on, or a petition of bankruptcy, insolvency or reorganization filed by or against, any lender or lenders providing at least 25% of the financing contemplated by the debt commitment letters which prevents such lender or lenders from providing such financing and which, in the case of any petition filed against any such lender or lenders, is not dismissed within 10 days of being filed

Source: Based on Shearman and Sterling draft as of March 26, 2005.

CONFIDENTIAL

Preliminary Summary of Transaction Terms (Cont’d)

TERM SUMMARY DESCRIPTION

Termination By the mutual written consent of Solar and Merger Co By either Solar or Merger Co if:

The Merger is not consummated on or before September 15, 2005 or, if the financing marketing period has not ended before August 19, 2005, then such date will be extended to October 10, 2005 (so long as the failure to consummate the Merger is not due to a breach by the terminating party) The required approval of Solar’s stockholders is not obtained A final and non-appealable governmental order prohibits the consummation of the Merger There is a breach of the representations, warranties or covenants of the other party, which breach would cause the failure of a condition, and such breach is not, or cannot be, cured within 30 days of notice By Merger Co if Solar’s board of directors (a) modifies, withdraws, or changes in a manner adverse to Merger Co, its recommendation of the Merger, (b) recommends or approves a competing acquisition proposal, (c) within 5 business days of first announcement of a tender offer for Solar’s shares, takes any position on such offer other than recommending rejection of such offer, or (d) fails to include its recommendation of the Merger in the proxy statement distributed to Solar’s stockholders (each a “Board Termination Act”) By Solar if: Solar receives a superior acquisition proposal, so long as (a) Solar gives Merger Co an opportunity to match such proposal and (b) Merger Co fails to match such proposal within 5 business days (subject to a 2 business day extension upon certain amendments to the superior acquisition proposal) Conditions to the obligations of Merger Co to close the Merger have been satisfied, and the Merger is not consummated on the last day of the financing marketing period Merger Co fails to waive its right not to close due to a Market MAC within a certain period after Solar requests that Merger Co do so

Source: Based on Shearman and Sterling draft as of March 26, 2005.

CONFIDENTIAL

Preliminary Summary of Transaction Terms (Cont’d)

TERM SUMMARY DESCRIPTION

Fees and Expenses Solar shall pay Merger Co’s expenses, up to $25 million, if Merger Co terminates due to the breach of a Solar representation, warranty or covenant Solar shall pay Merger Co a termination fee of $300 million if: Merger Co terminates due to the breach of a Solar representation, warranty or covenant, or either party terminates due to the failure to obtain the required stockholder approval, and (a) at or prior to the time of termination a competing proposal has been publicly announced that appears to have been bona fide and (b) no later than 12 months after such termination, Solar submits to its stockholders, enters into or completes a competing proposal Merger Co terminates due to the occurrence of a Board Termination Act, or Solar terminates to accept a superior proposal, unless, in either case, such termination is in connection with the sale of Solar’s availability services business, in which case the termination fee shall be $200 million Merger Co shall pay Solar a termination fee of $300 million if: Solar terminates due to the breach of a Merger Co representation, warranty or covenant Solar terminates due to the failure to consummate the Merger by September 15, 2005, unless the financing marketing period has not ended before August 19, 2005, then by October 10, 2005, and Merger Co’s conditions to close have been satisfied; or All the conditions to the obligations of Merger Co to close have been satisfied, and the Merger is not consummated on the last day of the financing marketing period Funds Guarantee The Funds affiliated with Merger Co will, on a several basis, provide separate guarantees for the obligations and liabilities of Merger Co under the Merger Agreement, up to their pro rata share of $300 million

Source: Based on Shearman and Sterling draft as of March 26, 2005.

CONFIDENTIAL

Overview of Saturn Proposal

Proposal

($ in millions, except per share)

Price per Share $36.00

FD Shares (MM) 304.2

Equity Value $10,952

Plus: Net Debt as of 12/31/04 (1) 307

Aggregate Value $11,260

2004 PF EBITDA (1) $1,088

2005 EBITDA 1,145

Agg Value / 2004 PF EBITDA 10.3x

Agg Value / 2005 EBITDA 9.8x

Source: Management and Company filings.

(1) Pro forma for BRUT divestiture and acquisitions of OSSI, Inflow, Vivista, Integrity and RRI.

Seven equity sponsors (including Saturn) Approximately $3.5BN of equity Three lead financing sources: JPMorgan Chase, Citigroup and Deutsche Bank Approximately $8.0BN of debt

Preliminary Sources & Uses

($ in millions)

SOURCES

Cash from Balance Sheet $310

Total New Debt 7,500

Rolled Debt 500

Total Debt 8,000

Sponsor Equity (1) 3,513

Total Sources $11,823

USES

Purchase of Solar Equity $10,952

Refinance ST / LT Debt 54

Rolled Debt 500

Transaction Expenses 316

Total Uses $11,823

Note: Balance sheet data per management and Company filings.

Note: Assumes leverage of 7.2x pro forma (taking into account recent acquisitions and divestitures) LTM EBITDA of $1,104 as of 3/31/2005.

(1) Management will rollover some portion of their existing options.

CONFIDENTIAL

Overview of Saturn Proposal (Cont'd)

($ in millions, except per share values)

Implied Premiums	Historical Price	Premium / (Discount) to Solar Price: Unaffected Price[1] $24.95	Premium / (Discount) to Solar Price: Proposal $36.00
Unaffected Price (3/18/05)	$24.95	0.0%	44.3%
10-Day Average	$25.31	(1.4%)	42.2%
30-Day Average	$25.85	(3.5%)	39.3%
60-Day Average	$26.53	(5.9%)	35.7%
90-Day Average	$26.60	(6.2%)	35.3%
10-Day Prior	$25.94	(3.8%)	38.8%
30-Day Prior	$26.85	(7.1%)	34.1%
60-Day Prior	$27.76	(10.1%)	29.7%
90-Day Prior	$26.65	(6.4%)	35.1%
Pre Spin-Off Ann. (10/1/04)	$24.42	2.2%	47.4%
LTM High (04/14/04)	$28.64	(12.9%)	25.7%
LTM Low (08/09/04)	$22.54	10.7%	59.7%

Implied Multiples	Operating Statistics[2]	Implied Multiples[3]: Unaffected Price[1] $24.95	Implied Multiples[3]: Proposal $36.00
Implied Equity Value		$7,362	$10,952
Implied Enterprise Value		7,669	11,260
FY2004 PF Revenue	$3,691	2.1x	3.1x
FY2005E Revenue	3,937	1.9x	2.9x
FY2004 PF EBITDA	$1,088	7.0x	10.3x
FY2005E EBITDA	1,145	6.7x	9.8x
FY2004A EPS	$1.40	17.8x	25.7x
FY2005E Street EPS[4]	$1.55	16.1x	23.2x

(1) Solar closing stock price preceding rumors of a potential sale (3/18/05 closing stock price).
(2) Per Solar Management. 2004 statistics pro forma for OSSI, Inflow, Vivista, Integrity and RRI acquisitions and BRUT divestiture.
(3) Assumes pro forma net debt of $307 million per Solar management.
(4) Per Wall Street Research.
Note: Based on closing stock prices.

CREDIT SUISSE | FIRST BOSTON

8

CONFIDENTIAL

Historical Stock Price Analysis

Daily from March 17, 2000 to March 18, 2005

Share Price $40 $35 $30 $25 $20 $15 $10 $5 $0

Saturn Proposal – $36.00

3/17/00 12/3/00 8/21/01 5/9/02 1/25/03 10/13/03 6/30/04 3/18/05

35,000 30,000 25,000 20,000 15,000 10,000 5,000 0

Volume in Thousands

Price

High (3/19/02) $34.89

Low (7/19/00) 14.66

Average 24.90

Volume(MM)

High (7/19/02) 32.322

Low (11/26/04) 0.232

Average 1.523

Days Closed at or Above

$33.00 13

$34.00 8

$35.00 0

Volume Solar

CONFIDENTIAL

Solar Financial Analysis

($ in millions)

Equity Price per Share (Enterprise Value) Solar Equity Reference Range Per Share Other Metrics

Comparable Company Analysis

Comparable Acquisitions Analysis

Discounted Cash Flow Analysis

Premiums Paid

52 Week High / Low

Wall Street Analyst Price Target

Implied Multiples $36.00

CY2004 PF Revenues 3.1x

CY2005 Revenues 2.9x

CY2004 PF EBITDA 10.3x

CY2005 EBITDA 9.8x

CY2004 PF Unlevered NI 26.7x

CY2005 Unlevered NI 24.1x

$40.00

$35.00

$30.00

$25.00

$20.00

$15.00

$31.59 ($9,800) $24.73 ($7,600) $37.62 ($11,800) $30.07 ($9,300) $36.12 ($11,300) $28.84 ($8,900) $33.25 ($10,345) $31.19 ($9,668) $28.64 ($8,833) $22.54 ($6,924) $25.00 ($7,685) $37.00 ($11,592)

Proposed Price $36.00 ($11,260)

Stock Price as of 3/18/05: $24.95 ($7,669)

(1)

Statistic

CY2004 PF Revenues $3,691 2.1x - 2.7x 2.5x - 3.2x 2.4x - 3.1x 2.6x - 2.8x 1.9x - 2.4x 2.1x - 3.1x

CY2005E Revenues 3,937 1.9x - 2.5x 2.4x - 3.0x 2.3x - 2.9x 2.5x - 2.6x 1.8x - 2.2x 2.0x - 2.9x

CY2004 PF EBITDA 1,088 7.0x - 9.0x 8.5x - 10.8x 8.2x - 10.4x 8.9x - 9.5x 6.4x - 8.1x 7.1x - 10.7x

CY2005E EBITDA 1,145 6.6x - 8.6x 8.1x - 10.3x 7.8x - 9.9x 8.4x - 9.0x 6.0x - 7.7x 6.7x - 10.1x

CY2004 PF Unlevered NI 422 18.0x - 23.2x 22.0x - 27.9x 21.1x - 26.7x 22.9x - 24.5x 16.4x - 20.9x 18.2x - 27.4x

CY2005E Unlevered NI 467 16.3x - 21.0x 19.9x - 25.3x 19.1x - 24.2x 20.7x - 22.2x 14.8x - 18.9x 16.5x - 24.8x

Note: Pro forma Net Debt of $307MM as of 12/31/04.

Note: The low price target of $25 was from Deutsche Bank as of 2/15/95 and the high price target of $37 was from Barrington Research as of 2/16/05. (1) Per Solar Management. 2004 statistics pro forma for OSSI, Inflow, Vivista, Integrity and RRI acquisitions and BRUT divestiture.

CONFIDENTIAL

Summary Overview

Solar

Saturn Proposal

Sum of the Parts Financial Analysis $36.00 per share

Solar Enterprise Value ($BN) Equity Value Iverson Allen Per Share

Comparable Company

$4.3 – $5.5 $3.3 – $4.3 $24.73 – $31.59

Analysis

Comparable

Acquisitions $4.7 – $6.0 $4.6 – $5.8 $30.07 – $37.62

Analysis

Discounted

Cash Flow $5.5 – $6.9 $3.4 – $4.4 $28.84 – $36.12

Analysis

CONFIDENTIAL

Premiums Paid Analysis

Premium / (Discount) to Solar Price

Historical Unaffected Price(1) Proposal Median Premium to Share Price

Implied Premiums Price $24.95 $36.00 Premiums Paid Analysis 1 Day Prior 30 Days Prior 52 Week High # of Deals

Unaffected Price (3/18/05) $24.95 0.0% 44.3% Precedent Premiums Paid (2)(3)

10-Day Average $25.31 (1.4%) 42.2%

30-Day Average $25.85 (3.5%) 39.3% Tech Deals Greater than $1BN 26.1% 33.3% (0.2%) 111

60-Day Average $26.53 (5.9%) 35.7%

90-Day Average $26.60 (6.2%) 35.3% All Deals Greater than $1BN 25.0% 31.5% 1.0% 337

10-Day Prior $25.94 (3.8%) 38.8%

30-Day Prior $26.85 (7.1%) 34.1% Implied Solar Price per Share (4)

60-Day Prior $27.76 (10.1%) 29.7%

90-Day Prior $26.65 (6.4%) 35.1% Tech Deals Greater than $1BN $31.47 $33.25

Pre Spin-Off Ann. (10/1/04) $24.42 2.2% 47.4%

All Deals Greater than $1BN $31.19 $32.80

LTM High (04/14/04) $28.64 (12.9%) 25.7%

LTM Low (08/09/04) $22.54 10.7% 59.7%

(1) Solar closing stock price preceding rumors of a potential sale (3/18/05 closing stock price). (2) Source: SDC.

(3) Based on the following criteria:

Announced Global M&A deals from 1/1/1995 to 3/10/2005 100% Cash Consideration (4) Based on unaffected 3/18/05 stock price of $24.95. Note: Based on closing stock prices.

CONFIDENTIAL

Wall Street Research Analyst Price Targets

Report Share Price Price Target

Date Bank Analyst Target Established Date Action / Selected Comments Since 3/21/05 Announcement

03/18/05 Merrill Lynch Gregory Smith $34.00 07/23/03 “All things considered, we think $35 would be a fair price to pay.”

03/02/05 Baird Carla Cooper $34.00 12/31/04 Downgrade from Outperform to Neutral.

03/01/05 Willam Blair & Company Franco Turrinelli NA NA

02/25/05 SG Cowen & Co. Moshe Katri NA NA

02/24/05 Lehman Brothers Roger Freeman $29.00 02/17/05 “We would expect the company to give it serious consideration, as we do not see the stock achieving a $34 level on its own.”

02/16/05 Barrington Research Michael Hutchison $37.00 02/16/05 “We believe the potential $10 billion LBO better reflects the prospects for the company.”

02/16/05 Prudential Equity Group Bryan Keane $26.00 11/01/04 “Investors will likely welcome a buyout at that price.”

02/16/05 Keefe, Bruyette & Woods Robert Lee $30.00 02/17/05 Downgrade from Outperform to Market Perform. “The fundamental public market value of the existing businessis around $30 or so per share.”

02/16/05 Stifel Nicolaus Peter Heckmann $32.00 10/04/04 “In the face of significant market ambivalence to the proposed [spin-off], we think a sale of the company makes perfect sense.”

02/16/05 JPMorgan Securities Philip Mickelson NA NA “We think this potential deal would be a positive for Solar shareholders.”

02/16/05 Morgan Stanley David Togut NA NA Upgrade from Underweight to Overweight. “Our analysis demonstrates that

Solar’s balance sheet and cash flows could support a $10.5BN LBO.”

02/16/05 Janney Montgomery Scott Thomas McCrohan $30.00 02/16/05 Downgrade from Buy to Hold. “We believe the sale of Solar to financial buyers makes strategic sense.”

02/16/05 ThinkEquity Partners Glenn Greene $32.00 04/22/04 “We believe that the potential transaction may at least establish a new valuation floor for Solar”

02/16/05 Needham Andrew Jeffrey $33.00 02/16/05 “Now that’s more like it; possible LBO begins unlocking value and upside remains.”

02/15/05 Deutsche Bank Brandt Sakakeeny $25.00 07/21/04

02/15/05 Wachovia Securities David Trossman NA NA

CONFIDENTIAL

Illustrative Timetable - Announcement to Closing

March 2005

Sun	Mon	Tue	Wed	Thu	Fri	Sat
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31		

April 2005

Sun	Mon	Tue	Wed	Thu	Fri	Sat
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30

May 2005

Sun	Mon	Tue	Wed	Thu	Fri	Sat
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30	31				

June 2005

Sun	Mon	Tue	Wed	Thu	Fri	Sat
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29	30		

July 2005

Sun	Mon	Tue	Wed	Thu	Fri	Sat
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30
31						

August 2005

Sun	Mon	Tue	Wed	Thu	Fri	Sat
	1	2	3	4	5	6
7	8	9	10	11	12	13
14	15	16	17	18	19	20
21	22	23	24	25	26	27
28	29	30	31			

September 2005

Sun	Mon	Tue	Wed	Thu	Fri	Sat
				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	

Announcement


30 Days (assuming no HSR second request)
20 Business Days
15 Business Days
File Preliminary Proxy Statement with SEC
File HSR Pre-merger Notification
Receipt of SEC Comments
HSR Clearance
Mail Proxy / Prospectus to Shareholders
Shareholder Vote (assuming no HSR second request)
Announcement
Resolve SEC Comments
Closing
Mar. 28
Early April
Early May
Mid June
Mid July
Early August
10 Business Days
4 - 6 Weeks

CREDIT SUISSE | FIRST BOSTON

14

CONFIDENTIAL

Appendix

CONFIDENTIAL

Solar Summary Financials

($ in millions)

2004A 2004PF(1) 2005E 2006E 2007E 2008E 2009E

Revenue $3,555.9 $3,690.6 $3,936.6 $4,225.0 $4,515.3 $4,771.7 $5,040.8

% growth 6.7% 7.3% 6.9% 5.7% 5.6%

Cost and Expenses:

Operating 2,509.3 2,745.9 2,900.4 3,073.2 3,246.5 3,427.9

Depreciation and amortization 218.1 222.6 246.0 255.7 272.6 281.0

Amort. of acquisition intangibles 118.9 144.4 141.5 131.7 112.0 95.2

Corporate 46.2 56.6 60.5 63.9 67.5

Total costs and expenses 2,846.3 3,159.1 3,344.6 3,521.1 3,695.0 3,871.6

Operating Income $709.6 $704.1 $777.5 $880.4 $994.2 $1,076.7 $1,169.2

% margin 20.0% 19.1% 19.8% 20.8% 22.0% 22.6% 23.2%

EBITDA $1,046.6 $1,088.3 $1,144.5 $1,268.0 $1,381.6 $1,461.3 $1,545.4

% margin 29.4% 29.5% 29.1% 30.0% 30.6% 30.6% 30.7%

Working Capital Changes ($44.8) ( $14.4) ($21.4) ( $20.6) ($17.1) ( $26.0)

Capital Spending $240.3 $314.5 $295.7 $269.1 $282.5 $296.3

% revenue 6.8% 8.0% 7.0% 6.0% 5.9% 5.9%

Source: Financials per Solar Management.

(1) Pro forma for BRUT divestiture and acquisitions of OSSI, Inflow, Vivista, Integrity and RRI.

CONFIDENTIAL

Iverson Financial Analysis

Iverson Enterprise Value Reference Range

($ in millions)

Comparable Company Analysis

Comparable Acquisitions Analysis

Discounted Cash Flow Analysis $7,500 $7,000 $6,500 $6,000 $5,500 $5,000 $4,500 $4,000 $3,500 $3,000 $2,500 $5,500 $4,300 $6,000 $4,700 $6,900 $5,500

(1)

Statistic

CY2004 PF Revenues $2,432 1.8x - 2.3x 1.9x - 2.5x 2.3x - 2.8x

CY2005E Revenues 2,612 1.6x - 2.1x 1.8x - 2.3x 2.1x - 2.6x

CY2004 PF EBITDA 544 7.9x - 10.1x 8.6x - 11.0x 10.1x - 12.7x

CY2005E EBITDA 593 7.2x - 9.3x 7.9x - 10.1x 9.3x - 11.6x

CY2004 PF Unlevered NI 207 20.8x - 26.6x 22.7x - 29.0x 26.6x - 33.4x

CY2005E Unlevered NI 244 17.6x - 22.5x 19.2x - 24.5x 22.5x - 28.2x

(1) All Iverson financial information provided by Solar management. 2004 operating statistics pro forma for BRUT divestiture and OSSI, Vivista, Integrity and RRI acquisitions.

CONFIDENTIAL

Iverson Financial Projections

($ in millions)

2004PF(1) 2005E 2006E 2007E 2008E 2009E

Revenue $2,432.5 $2,612.4 $2,838.3 $3,061.2 $3,256.0 $3,463.0

% growth 7.4% 8.6% 7.9% 6.4% 6.4%

Cost and Expenses:

Operating 1,988.3 2,107.8 2,235.6 2,367.3 2,512.8

Depreciation and amortization 71.2 84.6 87.9 90.7 91.6

Amort. of acquisition intangibles 114.8 111.9 102.2 86.9 73.9

Corporate 30.7 38.0 41.0 43.6 46.4

Total costs and expenses 2,205.0 2,342.3 2,466.7 2,588.6 2,724.6

Operating Income $344.5 $407.4 $496.0 $594.5 $667.4 $738.4

% margin 14.2% 15.6% 17.5% 19.4% 20.5% 21.3%

EBITDA $543.8 $593.4 $692.5 $784.7 $845.0 $903.9

% margin 22.4% 22.7% 24.4% 25.6% 26.0% 26.1%

Working Capital Changes ( $17.0) ( $18.4) ( $15.8) ( $16.8) ( $17.9)

Capital Spending $117.1 $87.7 $94.6 $100.6 $107.0

% revenue 4.5% 3.1% 3.1% 3.1% 3.1%

Source: Financials per Solar Management.

(1) Pro forma for BRUT divestiture and acquisitions of OSSI, Vivista, Integrity and RRI.

CONFIDENTIAL

Iverson Comparable Company Analysis

($ in millions, except per share amounts)

		FD Capitalization				FD Enterprise Value /				Operating Statistics			
	Stock	Equity	Enterp.			Revenues		EBITDA		Revenue	CY05	LT	CY2005
	Price	Market	Market	P/E Multiple						Growth	EBIT	Gr. Rate	PE /
COMPANY (FYE)	3/24/05	Value	Value	CY05	CY06	CY05	CY06	CY05	CY06	'05-'06	Margin	(LTGR)	LTGR
Solar Street (Dec.)	**$24.95**	**$7,362**	**$7,669**	**16.1x**	**14.4x**	**2.0x**	**1.9x**	**7.0x**	**6.6x**	**5.4%**	**20.3%**	**13.6%**	**1.2x**
Iverson Street (Dec.)	**NA**	**NA**	**NA**	**NA**	**NA**	**NA**	**NA**	**NA**	**NA**	**5.6%**	**17.2%**	**NA**	**NM**
Financial Services													
ADP (Jun.)	$45.15	$26,783	$25,270	27.9x	23.9x	2.8x	2.7x	11.8x	11.4x	3.4%	19.9%	11.2%	2.5x
Fiserv (Dec.)	37.85	7,450	7,539	17.4x	15.1x	2.1x	1.9x	8.4x	7.8x	10.1%	19.2%	15.9%	1.1x
DST Systems (Dec.)	46.17	4,005	4,247	17.4x	15.3x	2.5x	2.4x	8.2x	7.7x	5.3%	20.3%	13.1%	1.3x
SEI Investments Co. (Dec.)	35.98	3,894	3,637	20.7x	18.7x	4.9x	4.5x	14.9x	13.6x	8.2%	30.4%	15.6%	1.3x
Bisys (Jun.)	15.17	1,839	2,094	19.7x	16.9x	1.9x	1.7x	9.2x	8.5x	7.7%	14.8%	14.0%	1.4x
Median				19.7x	16.9x	2.5x	2.4x	9.2x	8.5x	7.7%	19.9%	14.0%	1.3x
Mean				20.6x	18.0x	2.8x	2.6x	10.5x	9.8x	6.9%	20.9%	14.0%	1.5x
Securities Trading													
CME (Dec.)	$193.25	$6,782	$6,034	22.7x	19.3x	6.7x	5.9x	11.0x	9.4x	14.3%	54.7%	15.0%	1.5x
Factset (Aug.)	32.40	1,647	1,579	15.6x	NA	4.9x	NA	12.1x	11.1x	NA	35.0%	16.0%	1.0x
Archipelago (Dec.)	17.85	960	784	16.4x	15.0x	1.4x	1.4x	7.5x	7.0x	(0.6%)	14.8%	10.5%	1.6x
Median				16.4x	17.2x	4.9x	3.7x	11.0x	9.4x	6.8%	35.0%	15.0%	1.5x
Mean				18.2x	17.2x	4.3x	3.7x	10.2x	9.2x	6.8%	34.8%	13.8%	1.3x

Source: Wall Street equity research.
Note: Solar unaffected stock price as of 3/18/05.

($ in millions)

	Statistic	Range			Implied Enterprise Value		
CY05E Revenue	$2,612	2.0x	–	2.5x	$5,225	–	$6,531
CY06E Revenue	2,838	2.0x	–	2.5x	$5,677	–	$7,096
CY05E EBITDA	593	7.5x	–	9.5x	$4,450	–	$5,637
CY06E EBITDA	693	7.0x	–	9.0x	$4,848	–	$6,233
CY05E Unlevered NI	244	17.0x	–	22.0x	$4,155	–	$5,377
CY06E Unlevered NI	298	15.0x	–	20.0x	$4,464	–	$5,952
		Enterprise Value Reference Range			$4,300	–	$5,500

Source: Statistics per Company management.

CREDIT SUISSE | FIRST BOSTON

19

CONFIDENTIAL

Iverson Comparable Acquisitions Analysis

($ in millions)

FD FD Enterprise Value /

Date Equity Enterp. Revenue EBITDA P/E

Annc. Target / Acquiror Value Value LTM LTM LTM

12/16/2004 BHC Investments / Fidelity Investments (National Financial) $365.0 $365.0 3.4x NA NA

10/20/2004 EquiServe / Computershare Limited 307.0 307.0 1.0x 9.8x NA

09/09/2004 Intercept / Fidelity National 423.3 435.5 2.3x 18.3x NM

07/13/2004 National Processing / Bank of America 1,425.0 1,138.5 2.2x 9.9x 25.7x

06/08/2004 Refco / Thomas H. Lee Partners 2,074.6 2,250.0 2.4x 8.4x 17.9x

05/25/2004 Brut LLC / Nasdaq Stock Market 190.0 190.0 NA NA NA

05/17/2004 NYCE / Metavante 610.0 610.0 4.3x NA 19.9x

04/06/2004 Barra / Morgan Stanley 828.2 620.8 4.1x 11.9x 23.6x

04/05/2004 Tradeweb LLC/ Thomson Financial 460.0 435.0 4.4x 14.5x NA

02/09/2004 Aurum Technology / Fidelity National 305.0 305.0 1.6x NA NA

12/10/2003 SCT / Sungard 595.4 502.5 1.9x 10.9x 30.9x

04/02/2003 Concord EFS / First Data 7,448.1 6,194.0 3.1x 11.0x 20.4x

03/14/2003 InterPay (FleetBoston) / Paychex 155.0 155.0 NA NA NA

01/29/2003 Alltel Financial Services / Fidelity National 1,050.0 1,050.0 1.3x NA NA

01/08/2003 Pershing / Bank of New York 2,000.0 2,480.0 3.1x NA NA

11/14/2002 EDS Consumer Network Services / Fiserv 320.0 320.0 NA NA NM

08/05/2002 BrokerTec Trading Operations / ICAP 240.0 240.0 2.4x NA NA

06/10/2002 Island ECN / Instinet 508.0 508.0 3.1x NA 19.5x

04/29/2002 HNC Software / Fair, Isaac and Company 906.9 839.0 3.7x 9.7x 47.2x

06/14/2001 NYCE / First Data Corp. 551.7 551.7 NA NA NA

05/07/2001 NOVA Corp (GA) / US Bancorp 2,252.1 2,474.4 1.6x 12.4x 25.0x

Median 2.4x 11.0x 23.6x

Mean 2.7x 11.7x 25.5x

Source: SDC, company press releases and Wall Street equity research. Note: Tradeweb transaction includes 50% of $150MM earnout.

Note: Concord EFS transaction based on unaffected stock price preceding rumors of a potential transaction.

($ in millions)

Statistic (1) Range Implied Enterprise Value

CY04 PF Revenue $2,432 2.0x – 2.5x $4,865 – $6,081

CY04 PF EBITDA 544 9.0x – 12.0x $4,894 – $6,525

CY04 PF Unlevered NI 207 22.0x – 26.0x $4,547 – $5,374

Enterprise Value Reference Range $4,700 – $6,000

(1) 2004 statistics pro forma for OSSI, Inflow, Vivista, Integrity and RRI acquisitions

CONFIDENTIAL

Iverson Discounted Cash Flow Analysis

Discounted Cash Flow Matrix

($ in millions)

Discount Terminal EBITDA Multiple(2009)

Rate 8.0x 9.0x 10.0x

11.0% $1,618 $1,618 $1,618 Present Value of Free Cash Flow (2005-2009)

4,291 4,828 5,364 Present Value of Terminal Value

$5,910 $6,446 $6,982 Enterprise Value

10.9x 11.9x 12.8x Implied Enterprise Value / 2004 PF EBITDA Multiple

3.6% 4.3% 5.0% Implied Terminal Value Perpetuity Growth Rate

12.0% $1,576 $1,576 $1,576 Present Value of Free Cash Flow (2005-2009)

4,103 4,616 5,129 Present Value of Terminal Value

$5,679 $6,191 $6,704 Enterprise Value

10.4x 11.4x 12.3x Implied Enterprise Value / 2004 PF EBITDA Multiple

4.5% 5.3% 5.9% Implied Terminal Value Perpetuity Growth Rate

13.0% $1,534 $1,534 $1,534 Present Value of Free Cash Flow (2005-2009)

3,925 4,415 4,906 Present Value of Terminal Value

$5,459 $5,950 $6,440 Enterprise Value

10.0x 10.9x 11.8x Implied Enterprise Value / 2004 PF EBITDA Multiple

5.4% 6.2% 6.9% Implied Terminal Value Perpetuity Growth Rate

Growth and Margin Sensitivity

Revenue Growth Improvement

6,191.5 (2.0%) (1.0%) 0.0% 1.0% 2.0%

(2.0%) $5,410 $5,584 $5,762 $5,945 $6,134

Margin

Improvement

(1.0%) 5,610 5,791 5,977 6,168 6,364

0.0% 5,810 5,998 6,191 6,390 6,594

EBITDA

1.0% 6,010 6,205 6,406 6,612 6,824

2.0% 6,210 6,413 6,621 6,834 7,054

Note: % increase in EBITDA margin applies to 2009; each year assumes a fifth of the % change in margin until 2009. Note: Assumes midpoints of the discounted cash flow matrix for discount rate (12.0%) and terminal EBITDA multiple (9.0x).

CONFIDENTIAL

WACC Analysis—Iverson

Assumptions

Tax Rate 40.00%

Risk Free Rate (20 year) (1) 4.75%

Equity Risk Premium (2) (9) 7.20%

Debt Sensitivity 0.50%

Industry Statistics Debt / Levering Unlevered Cost of

Beta (3) Mkt Eq. Factor (4) Beta (5) Equity (7)

SDS 1.04 7.5% 1.05 0.99 11.9%

ADP 0.89 0.3% 1.00 0.89 11.1%

FISV 0.92 8.1% 1.05 0.88 11.0%

DST 0.96 42.9% 1.26 0.76 10.2%

SEIC 1.28 0.4% 1.00 1.27 13.9%

BSG 1.15 21.8% 1.13 1.02 12.0%

CME 1.62 0.0% 1.00 1.62 16.4%

FDS 1.13 0.0% 1.00 1.13 12.8%

AX 1.47 0.2% 1.00 1.46 15.3%

Average 9.0% 1.11 12.7%

Cost of Capital Pre-tax Cost of Debt

After-tax Cost of Debt

Debt/ Debt/ Average Lev. Levered Cost of Debt/ Size

Capital Equity Unlev. Beta Factor Beta (6) Equity (7) Capital Premium

0.0% 0.0% 1.11 1.00 1.11 12.7% 0.0% 0.0%

5.0% 5.3% 1.11 1.03 1.15 13.0% 5.0% 0.0%

10.0% 11.1% 1.11 1.07 1.19 13.3% 10.0% 0.0%

15.0% 17.6% 1.11 1.11 1.23 13.6% 15.0% 0.0%

20.0% 25.0% 1.11 1.15 1.28 13.9% 20.0% 0.0%

25.0% 33.3% 1.11 1.20 1.34 14.3% 25.0% 0.0%

30.0% 42.9% 1.11 1.26 1.40 14.8% 30.0% 0.0%

35.0% 53.8% 1.11 1.32 1.47 15.3% 35.0% 0.0%

40.0% 66.7% 1.11 1.40 1.56 15.9% 40.0% 0.0%

45.0% 81.8% 1.11 1.49 1.66 16.7% 45.0% 0.0%

50.0% 100.0% 1.11 1.60 1.78 17.6% 50.0% 0.0%

5.0% 5.5% 6.0% 6.5% 7.0% 7.5% 8.0% 8.5% 9.0% 9.5% 10.0%

3.0% 3.3% 3.6% 3.9% 4.2% 4.5% 4.8% 5.1% 5.4% 5.7% 6.0%

WEIGHTED AVERAGE COST OF CAPITAL (8)

12.7% 12.7% 12.7% 12.7% 12.7% 12.7% 12.7% 12.7% 12.7% 12.7% 12.7%

12.5% 12.5% 12.5% 12.5% 12.6% 12.6% 12.6% 12.6% 12.6% 12.6% 12.6%

12.2% 12.3% 12.3% 12.3% 12.4% 12.4% 12.4% 12.5% 12.5% 12.5% 12.5%

12.0% 12.0% 12.1% 12.1% 12.2% 12.2% 12.3% 12.3% 12.4% 12.4% 12.5%

11.8% 11.8% 11.9% 11.9% 12.0% 12.1% 12.1% 12.2% 12.2% 12.3% 12.4%

11.5% 11.6% 11.7% 11.7% 11.8% 11.9% 12.0% 12.0% 12.1% 12.2% 12.3%

11.3% 11.4% 11.4% 11.5% 11.6% 11.7% 11.8% 11.9% 12.0% 12.1% 12.2%

11.0% 11.1% 11.2% 11.3% 11.4% 11.5% 11.6% 11.8% 11.9% 12.0% 12.1%

10.8% 10.9% 11.0% 11.1% 11.2% 11.4% 11.5% 11.6% 11.7% 11.8% 12.0%

10.5% 10.7% 10.8% 10.9% 11.1% 11.2% 11.3% 11.5% 11.6% 11.7% 11.9%

10.3% 10.4% 10.6% 10.7% 10.9% 11.0% 11.2% 11.3% 11.5% 11.6% 11.8%

(1) Interpolated yield on the 20-year U.S. Treasury bond (3/24/05).

(2) The average historic spread between the return on stocks and l-t bonds (Ibbotson Ass.) (3) Barra U.S. Equity Beta Book predictions (4) Levering Factor: 1 + [ ( 1—tax rate ) * ( debt / equity ratio ) ] (5) Unlevered Beta: ( Beta / Levering Factor ) (6) Levered Beta: ( Beta * Levering Factor )

(7) Cost of Equity: Rf + B ( Rm—Rf ) + Size Premium.

(8) WACC: Rd = Return on Debt Re = Return on Equity [ Rd * ( 1—tax rate ) * ( D / (D + E) ) ] + [ Re * ( E / (D+E) ) ] (9) Source: 2004 Ibbotson SBBI Yearbook.

CONFIDENTIAL

Allen Financial Analysis

Allen Enterprise Value Reference Range

($ in millions)

Comparable Company Analysis

Comparable Acquisitions Analysis

Discounted Cash Flow Analysis $6,000 $5,500 $5,000 $4,500 $4,000 $3,500 $3,000 $2,500 $2,000

Statistic(1)

$4,300 $3,300 $5,800 $4,600 $4,400 $3,400

CY2004 PF Revenues $1,258 2.6x - 3.4x 3.7x - 4.6x 2.7x - 3.5x

CY2005E Revenues 1,324 2.5x - 3.2x 3.5x - 4.4x 2.6x - 3.3x

CY2004 PF EBITDA 545 6.1x - 7.9x 8.4x - 10.7x 6.2x - 8.1x

CY2005E EBITDA 551 6.0x - 7.8x 8.3x - 10.5x 6.2x - 8.0x

CY2004 PF Unlevered NI 216 15.3x - 19.9x 21.3x - 26.9x 15.8x - 20.4x

CY2005E Unlevered NI 222 14.9x - 19.4x 20.7x - 26.1x 15.3x - 19.8x

(1) All Allen financial information provided by Solar Management. 2004 operating statistics pro forma for Inflow acquisition.

CONFIDENTIAL

Allen Financial Projections

($ in millions)

2004PF(1) 2005E 2006E 2007E 2008E 2009E

Revenue $1,258.1 $1,324.3 $1,386.7 $1,454.1 $1,515.7 $1,577.8

% growth 5.3% 4.7% 4.9% 4.2% 4.1%

Cost and Expenses:

Operating 757.6 792.6 837.6 879.1 915.1

Depreciation and amortization 151.4 161.5 167.8 181.9 189.3

Amort. of acquisition intangibles 29.6 29.6 29.5 25.1 21.3

Corporate 15.5 18.6 19.5 20.3 21.1

Total costs and expenses 954.1 1,002.2 1,054.4 1,106.4 1,146.9

Operating Income $359.6 $370.2 $384.4 $399.6 $409.3 $430.9

% margin 28.6% 28.0% 27.7% 27.5% 27.0% 27.3%

EBITDA $544.6 $551.2 $575.4 $597.0 $616.3 $641.5

% margin 43.3% 41.6% 41.5% 41.1% 40.7% 40.7%

Working Capital Changes $2.5 ($3.0) ($4.8) ($0.3) ($8.1)

Capital Spending $197.4 $208.0 $174.5 $181.9 $189.3

% revenue 14.9% 15.0% 12.0% 12.0% 12.0%

Source: Financials per Solar Management (1) Pro forma for acquisition of Inflow.

CONFIDENTIAL

Allen Comparable Company Analysis

($ in millions, except per share amounts)

FD Capitalization Operating Statistics

Stock Equity Enterp. FD Enterprise Value / Revenue CY05 LT CY2005

Price Market Market P/E Multiple Revenues EBITDA Growth EBIT Gr. Rate PE /

COMPANY (FYE) 3/24/05 Value Value CY05 CY06 CY05 CY06 CY05 CY06 ‘05-’06 Margin (LTGR) LTGR

Solar Street (Dec.) $24.95 $7,362 $7,669 16.1x 14.4x 2.0x 1.9x 7.0x 6.6x 5.4% 20.3% 13.6% 1.2x

Allen Street (Dec.) NA NA NA NA NA NA NA NA NA 5.0% 30.1% NA NM

Business Continuity Services

IBM (Dec.) $90.70 $150,882 $164,584 16.1x 14.5x 1.6x 1.5x 9.4x 8.9x 5.0% 13.3% 10.5% 1.5x

HP (Oct.) 19.81 57,894 51,505 12.5x NA 0.6x NA 6.5x NA NA 6.4% 10.9% 1.1x

Accenture (Aug.) 24.40 23,499 21,783 16.1x 14.1x 1.4x 1.2x 9.2x 8.5x 10.5% 13.0% 13.4% 1.2x

EDS (Dec.) 20.15 10,422 11,073 40.3x 32.5x 0.6x 0.6x 4.4x 4.1x (2.8%) 3.1% 13.6% 3.0x

CSC (Mar.) 45.33 8,799 10,429 15.2x 13.7x 0.7x 0.7x 5.0x NA 7.4% 6.4% 11.2% 1.4x

ACS (Jun.) 51.85 6,821 7,045 15.3x 14.1x 1.5x 1.3x 7.3x 6.5x 14.0% 15.6% 15.7% 1.0x

Median 15.7x 14.1x 1.0x 1.2x 6.9x 7.5x 7.4% 9.7% 12.3% 1.3x

Mean 19.2x 17.8x 1.1x 1.1x 7.0x 7.0x 6.8% 9.6% 12.5% 1.5x

S&P 500 Industry Indexes

Industrials NA NA NA 18.6x 16.3x NA NA NA NA 7.3% 15.6% NA NA

Utilities NA NA NA 15.1x 13.9x NA NA NA NA 2.1% 19.5% NA NA

Median 16.8x 15.1x NA NA NA NA 4.7% 17.6% NA NA

Mean 16.8x 15.1x NA NA NA NA 4.7% 17.6% NA NA

Source: Wall Street equity research.

Note: Solar unaffected stock price as of 3/18/05.

($ in millions)

Statistic Range Implied Enterprise Value

CY05E Revenue $1,324 2.0x – 3.0x $2,649 – $3,973

CY06E Revenue 1,387 2.0x – 3.0x $2,773 – $4,160

CY05E EBITDA 551 6.5x – 8.5x $3,583 – $4,685

CY06E EBITDA 575 6.0x – 8.0x $3,453 – $4,604

CY05E Unlevered NI 222 14.0x – 18.0x $3,109 – $3,998

CY06E Unlevered NI 231 13.0x – 17.0x $2,999 – $3,921

Enterprise Value Reference Range $3,300 – $4,300

Source: Statistics per Company management..

CONFIDENTIAL

Allen Comparable Acquisitions Analysis

($ in millions)

Date Annc.	Target / Acquiror	FD Equity Value	FD Enterp. Value	Enterprise Value / Revenue LTM	Enterprise Value / EBITDA LTM	P/E LTM
08/09/2004	Synstar PLC / Hewlett Packard	$293.4	$266.6	0.7x	8.0x	NM
07/13/2004	National Processing / Bank of America	1,425.0	1,138.5	2.2x	9.9x	25.7x
03/14/2004	UGS PLM Solutions / Consortium	2,050.0	2,050.0	2.4x	9.2x	19.7x
03/10/2004	American Mgmt Systems / CGI Group	902.4	840.1	0.9x	11.0x	35.3x
02/23/2004	Triston GmbH / Hewlett-Packard	427.0	427.0	0.9x	NA	NA
04/02/2003	Concord EFS / First Data	7,448.1	6,194.0	3.1x	11.0x	20.4x
11/14/2002	EDS Consumer Network Services / Fiserv	320.0	320.0	NA	NA	NM
04/26/2002	Guardian IT / SunGard	85.0	265.0	1.6x	5.9x	15.1x
10/12/2001	Comdisco Availability Sol'ns / SunGard	850.0	850.6	1.8x	6.1x	NM
07/19/2001	Lockheed Martin IMS Corp. / Affiliated Computer Services	825.0	825.0	1.3x	7.6x	NA
	Median			**1.6x**	**8.6x**	**20.4x**
	Mean			**1.7x**	**8.6x**	**23.2x**

Source: SDC, company press releases and Wall Street equity research.

($ in millions)

	Statistic[1]	Range			Implied Enterprise Value		
CY04 PF Revenue	$1,258	3.0x	–	3.5x	$3,774	–	$4,404
CY04 PF EBITDA	545	8.0x	–	11.0x	$4,356	–	$5,990
CY04 PF Unlevered NI	216	22.0x	–	26.0x	$4,747	–	$5,610
		Enterprise Value Reference Range			$4,600	–	$5,800

(1) 2004 statistics pro forma for acquisition.

CREDIT SUISSE | FIRST BOSTON

26

CONFIDENTIAL

Allen Discounted Cash Flow Analysis

Discounted Cash Flow Matrix

($ in millions)

Discount Terminal EBITDA Multiple(2009)

Rate 7.0x 8.0x 9.0x

10.5% $916 $916 $916 Present Value of Free Cash Flow (2005-2009)

2,726 3,115 3,505 Present Value of Terminal Value

$3,642 $4,031 $4,421 Enterprise Value

6.7x 7.4x 8.1x Implied Enterprise Value / 2004 PF EBITDA Multiple

3.8% 4.6% 5.3% Implied Terminal Value Perpetuity Growth Rate

11.5% $892 $892 $892 Present Value of Free Cash Flow (2005-2009)

2,606 2,978 3,350 Present Value of Terminal Value

$3,498 $3,870 $4,242 Enterprise Value

6.4x 7.1x 7.8x Implied Enterprise Value / 2004 PF EBITDA Multiple

4.8% 5.6% 6.2% Implied Terminal Value Perpetuity Growth Rate

12.5% $869 $869 $869 Present Value of Free Cash Flow (2005-2009)

2,492 2,848 3,204 Present Value of Terminal Value

$3,361 $3,717 $4,073 Enterprise Value

6.2x 6.8x 7.5x Implied Enterprise Value / 2004 PF EBITDA Multiple

5.7% 6.5% 7.2% Implied Terminal Value Perpetuity Growth Rate

Growth and Margin Sensitivity

Revenue Growth Improvement

3,869.9 (2.0%) (1.0%) 0.0% 1.0% 2.0%

(2.0%) $3,456 $3,570 $3,687 $3,808 $3,932

Margin

Improvement

(1.0%) 3,541 3,658 3,779 3,902 4,030

0.0% 3,626 3,746 3,870 3,997 4,128

EBITDA

1.0% 3,711 3,834 3,961 4,092 4,226

2.0% 3,796 3,922 4,053 4,186 4,324

Note: % increase in EBITDA margin applies to 2009; each year assumes a fifth of the % change in margin until 2009. Note: Assumes midpoints of the discounted cash flow matrix for discount rate (11.5%) and terminal EBITDA multiple (8.0x).

CONFIDENTIAL

WACC Analysis - Allen

Assumptions

Tax Rate 40.00%

Risk Free Rate (20 year) (1) 4.75%

Equity Risk Premium (2) (9) 7.20%

Debt Sensitivity 0.50%

Industry Statistics Debt / Levering Unlevered Cost of

Beta (3) Mkt Eq. Factor (4) Beta (5) Equity (7)

SDS 1.04 7.5% 1.05 0.99 11.9%

IBM 0.98 16.1% 1.10 0.90 11.2%

HPQ 1.27 12.5% 1.07 1.18 13.3%

ACN 1.06 4.9% 1.03 1.03 12.1%

EDS 1.14 40.7% 1.24 0.92 11.4%

CSC 1.19 27.1% 1.16 1.03 12.1%

ACS 1.10 3.8% 1.02 1.08 12.5%

Average 16.1% 1.02 12.1%

Cost of Capital Pre-tax Cost of Debt

After-tax Cost of Debt

Debt/ Debt/ Average Lev. Levered Cost of Debt/ Size

Capital Equity Unlev. Beta Factor Beta (6) Equity (7) Capital Premium

0.0% 0.0% 1.02 1.00 1.02 12.1% 0.0% 0.0%

5.0% 5.3% 1.02 1.03 1.05 12.3% 5.0% 0.0%

10.0% 11.1% 1.02 1.07 1.08 12.6% 10.0% 0.0%

15.0% 17.6% 1.02 1.11 1.12 12.8% 15.0% 0.0%

20.0% 25.0% 1.02 1.15 1.17 13.2% 20.0% 0.0%

25.0% 33.3% 1.02 1.20 1.22 13.5% 25.0% 0.0%

30.0% 42.9% 1.02 1.26 1.28 14.0% 30.0% 0.0%

35.0% 53.8% 1.02 1.32 1.34 14.4% 35.0% 0.0%

40.0% 66.7% 1.02 1.40 1.42 15.0% 40.0% 0.0%

45.0% 81.8% 1.02 1.49 1.52 15.7% 45.0% 0.0%

50.0% 100.0% 1.02 1.60 1.63 16.5% 50.0% 0.0%

5.0% 5.5% 6.0% 6.5% 7.0% 7.5% 8.0% 8.5% 9.0% 9.5% 10.0%

3.0% 3.3% 3.6% 3.9% 4.2% 4.5% 4.8% 5.1% 5.4% 5.7% 6.0%

WEIGHTED AVERAGE COST OF CAPITAL (8)

12.1% 12.1% 12.1% 12.1% 12.1% 12.1% 12.1% 12.1% 12.1% 12.1% 12.1%

11.8% 11.9% 11.9% 11.9% 11.9% 11.9% 11.9% 11.9% 12.0% 12.0% 12.0%

11.6% 11.6% 11.7% 11.7% 11.7% 11.8% 11.8% 11.8% 11.8% 11.9% 11.9%

11.4% 11.4% 11.5% 11.5% 11.5% 11.6% 11.6% 11.7% 11.7% 11.8% 11.8%

11.1% 11.2% 11.3% 11.3% 11.4% 11.4% 11.5% 11.6% 11.6% 11.7% 11.7%

10.9% 11.0% 11.0% 11.1% 11.2% 11.3% 11.3% 11.4% 11.5% 11.6% 11.6%

10.7% 10.8% 10.8% 10.9% 11.0% 11.1% 11.2% 11.3% 11.4% 11.5% 11.6%

10.4% 10.5% 10.6% 10.7% 10.9% 11.0% 11.1% 11.2% 11.3% 11.4% 11.5%

10.2% 10.3% 10.4% 10.6% 10.7% 10.8% 10.9% 11.0% 11.2% 11.3% 11.4%

10.0% 10.1% 10.2% 10.4% 10.5% 10.6% 10.8% 10.9% 11.0% 11.2% 11.3%

9.7% 9.9% 10.0% 10.2% 10.3% 10.5% 10.6% 10.8% 10.9% 11.1% 11.2%

(1) Interpolated yield on the 20-year U.S. Treasury bond (3/24/05).

(2) The average historic spread between the return on stocks and l-t bonds (Ibbotson Ass.) (3) Barra U.S. Equity Beta Book predictions (4) Levering Factor: 1 + [ ( 1—tax rate ) * ( debt / equity ratio ) ] (5) Unlevered Beta: ( Beta / Levering Factor ) (6) Levered Beta: ( Beta * Levering Factor )

(7) Cost of Equity: Rf + B ( Rm—Rf ) + Size Premium.

(8) WACC: Rd = Return on Debt Re = Return on Equity [ Rd * ( 1—tax rate ) * ( D / (D + E) ) ] + [ Re * ( E / (D+E) ) ] (9) Source: 2004 Ibbotson SBBI Yearbook.

CONFIDENTIAL

Historical 1-year Forward P/E Multiple

Solar S&P

Current(1) 16.1x 18.5x

1 Year Average 17.7x 19.7x

2 Year Average 18.4x 21.6x

3 Year Average 19.6x 23.2x

5 Year Average 21.6x 24.5x

10 Year Average 22.2x 23.0x

Period Average 19.2x 19.5x

35.0x 30.0x 25.0x 20.0x 15.0x 10.0x 5.0x

3/31/86 5/28/89 7/26/92 9/23/95 11/21/98 1/18/02 3/18/05

September 11, 2001

S&P Mean: 19.5x

Solar Mean: 19.2x

Note: 1-year forward P/E based on IBES. (1) As of 3/18/05

Solar S&P 500

CONFIDENTIAL

Illustrative LBO Analysis

Solar Price of $36.00 per Share

($ in millions, except per share)

Sources & Uses		Valuation		Return Analysis – 2010	
Sources:				Exit Multiple	IRR (5.5-year)
Cash on Balance Sheet [1][2]	$310	Price per Share	$36.00		
Bank Debt / Receivables Fin. [3]	4,500	FD Shares (MM)	304.2		
Rolled Bonds [4]	500	Equity Value	10,952	8.0x	13.1%
High Yield [5]	3,000	Plus: Net Debt as of 6/30/05	94	9.0x	17.2%
Sponsor Equity	3,513	Aggregate Value	$11,047	**10.0x**	**20.6%**
Total Sources	$11,823			11.0x	23.7%
				12.0x	26.5%
Uses:		2004 PF EBITDA [6]	1,088		
Refinance ST Debt [1]	$45	LTM 3/31/05 PF EBITDA [6]	1,104		
Rolled Debt [1]	509				
Purchase Solar Equity	10,952	Agg Value / 2004 PF EBITDA	10.2x		
Transaction Expenses	316	Agg Value / LTM 3/31/05 PF EBITDA	10.0x		
Total Uses	$11,823				

Credit Analysis ($36.00 per share)

	LTM 3/31/05	2005E	2006E	2007E	2008E	2009E	2010E
EBITDA [5]	$1,104	$1,145	$1,268	$1,382	$1,461	$1,545	$1,633
Bank Debt	4,500	4,422	4,161	3,381	2,902	2,378	1,784
Total Debt	8,000	7,922	7,661	7,296	6,881	6,402	5,878
Total Debt / EBITDA	7.2x	6.9x	6.0x	5.3x	4.7x	4.1x	3.6x
EBITDA / Interest Expense	2.0x	2.1x	2.3x	2.5x	2.8x	3.1x	3.5x
Total Debt / Capitalization	69.5%	68.6%	66.3%	63.3%	59.8%	55.7%	51.2%

Source: Financials per Solar Management.
Note: Assumes management rolls equity and is granted new options.
Note: Assumes transaction closes 6/30/05.
(1) Existing debt and cash as of June 30, 2005 and pro forma for OSSI, Inflow, Vivista, Integrity and RRI acquisitions and BRUT divestiture.
(2) Assumes a minimum cash balance of $150MM.
(3) Assumes Term Loan Rate of LIBOR +250bps and Receivables Financing Rate of LIBOR +150bps.
(4) Assumes rolled bonds maintain their current coupons of 3.75% and 4.88%.
(5) Assumes coupons of 8% and 9% for senior notes and senior subordinated notes, respectively.
(6) 2004 and LTM 3/31/05 EBITDA pro forma for OSSI, Inflow, Vivista, Integrity and RRI acquisitions and BRUT divestiture.

For Illustrative Purposes Only

CREDIT SUISSE | FIRST BOSTON

30

CONFIDENTIAL

Illustrative LBO Sensitivity Analysis

Exit Multiple Sensitivity

EXIT MULTIPLE SENSITIVITY

8.0x 9.0x 10.0x 11.0x 12.0x

$33.00 19.9% 24.2% 27.9% 31.2% 34.2%

$33.50 18.6% 22.8% 26.5% 29.7% 32.7%

$34.00 17.3% 21.5% 25.2% 28.4% 31.2%

$34.50 16.2% 20.3% 23.9% 27.1% 29.9%

$35.00 15.1% 19.2% 22.7% 25.9% 28.7%

$35.50 14.1% 18.1% 21.7% 24.8% 27.5%

$36.00 13.1% 17.2% 20.6% 23.7% 26.5%

Note: Assumes 7.2x leverage, based on LTM 3/31/05 PF EBITDA of $1,104.

Leverage Sensitivity

LEVERAGE SENSITIVITY

6.5x 7.0x 7.2x 7.5x 8.0x

$33.00 23.8% 26.4% 27.9% 29.8% 34.7%

$33.50 22.8% 25.1% 26.5% 28.1% 32.4%

$34.00 21.8% 23.9% 25.2% 26.6% 30.4%

$34.50 20.8% 22.7% 23.9% 25.2% 28.6%

$35.00 19.9% 21.7% 22.7% 23.9% 27.0%

$35.50 19.1% 20.7% 21.7% 22.7% 25.4%

$36.00 18.3% 19.8% 20.6% 21.6% 24.0%

Note: Assumes 10.0x exit.

For Illustrative Purposes Only

CONFIDENTIAL

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